Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-221336) of Aktiebolaget Svensk Exportkredit (Swedish Export Credit Corporation) of our report dated February 26, 2018 relating to the financial statements, which appears in this Form 20-F.

/s/ Öhrlings PricewaterhouseCoopers AB

Stockholm, Sweden
February 26, 2018